Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       We consent to the incorporation by reference in Registration Statement Nos. 333-61199 and 333-104574 on Form S-3, and in Registration Statement Nos. 333-104571, 333-104572, 333-104573 and 333-01469 on Form S-8 of our report dated December 8, 2004, appearing in this Annual Report on Form 10-K of WGL Holdings, Inc. and Washington Gas Light Company for the year ended September 30, 2004.

DELOITTE & TOUCHE LLP

McLean, Virginia

December 13, 2004